Exhibit 99.2

News Release
Investor Contact:
Philipp Mueller, +1 281 809 9088, investor.relations@bhge.com

Media Contact:
Stephanie Cathcart, +1 202 549 6462, stephanie.cathcart@bhge.com
Melanie Kania, +1 713 439 8303, melanie.kania@bhge.com

Reconciliation of GAAP and Combined Business Basis measures used in Earnings Release*

On July 3, 2017, we closed our previously announced transaction to combine the Oil & Gas business of General Electric Company ("GE Oil & Gas") and Baker Hughes Incorporated ("Baker Hughes"). The Company presents its financial results in accordance with U.S. GAAP which includes the results of Baker Hughes and GE Oil & Gas from the merger closing date of July 3, 2017. However, management believes that using additional non-GAAP measures on a combined business basis will enhance the evaluation of the profitability of the Company and its ongoing operations. Combined business results combine the results of GE Oil & Gas with Baker Hughes as if the acquisition date had occurred on the first day of all periods presented. The acquisition of Baker Hughes impacts only the Oilfield Services and Digital Solutions segments.  Accordingly, no reconciliation is presented for our other segments, Oilfield Equipment and Turbomachinery & Process Solutions. All combined business results presented in this News Release are unaudited. Such combined business results are not prepared in accordance with Article 11 of Regulation S-X. The following tables reconcile BHGE GAAP financial information with combined business basis financial information (non-GAAP) used in the Earnings Release of BHGE for the quarter and year ended December 31, 2016, and the year ended December 31, 2017.

Three months ended December 31, 2016
(in millions)	GE O&G	Add: Baker Hughes(a)	Combined Business Basis
Consolidated results
Orders	$3,461	$2,408	$5,869
Revenue	3,516	2,408	5,924
Operating income/(loss) (GAAP)	284	(306)	(22)
Operating income/(loss) (adjusted)	377	(16)	361
Corporate operating loss	(140)	(41)	(181)
Inventory impairment	(6)	(30)	(36)
Restructuring, impairment & other	(64)	(241)	(305)
Merger and related costs	(23)	(19)	(42)
Oilfield Services
Orders	$217	$2,318	$2,535
Revenue	199	2,318	2,517
Operating income/(loss)	(40)	33	(7)

Digital Solutions
Orders	$595	$90	$685
Revenue	576	90	666
Operating income/(loss)	115	(8)	107
*Certain columns and rows may not sum up due to the use of rounded numbers.

Exhibit 99.2

Year ended December 31, 2017
(in millions)	BHGE	Add: Baker Hughes(a) (January 1, 2017 to July 3, 2017)	Combined Business Basis
Consolidated results			—
Orders	$17,376	$4,662	$22,038
Revenue	17,259	4,662	21,921
Operating income/(loss) (GAAP)	(107)	(126)	(233)
Operating income/(loss) (adjusted)	922	111	1,033
Corporate operating loss	(373)	(76)	(449)
Inventory impairment and related charges	(244)	—	(244)
Restructuring, impairment & other	(412)	(157)	(569)
Merger and related costs	(373)	(80)	(453)
Oilfield Services
Orders	$5,857	$4,479	$10,336
Revenue	5,851	4,479	10,330
Operating income/(loss)	71	224	295

Digital Solutions
Orders	$2,734	$182	$2,916
Revenue	2,309	182	2,491
Operating income/(loss)	333	(38)	295

Year ended December 31, 2016
(in millions)	GE O&G	Add: Baker Hughes(a)	Combined Business Basis
Consolidated results
Orders	$11,273	$9,833	$21,106
Revenue	13,269	9,833	23,102
Operating income/(loss) (GAAP)	659	(1,925)	(1,266)
Operating income/(loss) (adjusted)	1,346	(735)	611
Corporate operating loss	(380)	(140)	(520)
Impairment of goodwill	—	(1,858)	(1,858)
Inventory impairment	(138)	(617)	(755)
Restructuring, impairment & other	(516)	(2,014)	(2,531)
Merger and related costs	(33)	3,301	3,267
Oilfield Services
Orders	$857	$9,393	$10,250
Revenue	799	9,393	10,192
Operating income/(loss)	(204)	(559)	(763)

Digital Solutions
Orders	$2,148	$440	$2,588
Revenue	2,086	440	2,526
Operating income/(loss)	355	(37)	318

Exhibit 99.2

(a)Certain reclassifications and adjustments were performed to conform Baker Hughes results to the current BHGE presentation. These consist of the following:

•
Adjusted orders and revenue exclude royalty income of $2 million in the three months ended December 31, 2016 and $4 million and $8 million in the year ended December 31, 2017 and December 31, 2016, respectively.

•
Operating income (loss), both GAAP and adjusted, to exclude other income and royalties originally of $35 million and $2 million in three months ended December 31, 2016, respectively, $35 million and $4 million in the year ended December 31, 2017, respectively and $55 million and $8 million in the year ended December 31, 2016, respectively. Of the $35 million and $55 million of other income in the three months ended December 31, 2016 and the year ended December 31, 2016, $22 million and $24 million, respectively, was adjusted from corporate operating income.

•	Reclassified $67 million and $41 million of litigation charges in 2017 and 2016, respectively from operating income (corporate) to restructuring, impairment & other.

•
Reclassified $97 million of loss on sale of business from non-operating income to restructuring, impairment and other charges included in operating income in the three months and year ended December 31, 2016.

•	Reclassified $142 million of loss on extinguishment of debt from non-operating income to restructuring, impairment and other charges included in operating income in the year ended December 31, 2016.

3